Exhibit 99.18

   [Form of E-mail Message to Eligible Colleagues who have Submitted Deficient
              Election Letters and/or Personalized Election Forms]

                         CHOICE ONE COMMUNICATIONS INC.
                           Human Resources Department
                                Attn: Janet Smith
                          Stock Option Exchange Program
                         100 Chestnut Street, Suite 600
                            Rochester, New York 14604
                               Fax: (585) 530-2738

                          Stock Option Exchange Program

                                Deficiency Notice
       Response due by 12:00 midnight on January 21, 2003, unless extended

Dear Colleague:

We have received your Election Letter and/or Personalized Election Form, but you have failed to comply with the terms of the Offer to Exchange and the Election Letter in submitting your documents. Please submit a revised Election Letter and/or Personalized Election Form, corrected as noted below, to be received by Choice One no later than January 21, 2003, or if the offer is extended, such later Expiration Date. Failure to correct and submit your properly completed Election Letter and/or Personalized Election Form by the Expiration Date may prevent you from participating in the Offer to Exchange.

Please review the Offer to Exchange and the Election Instructions included as Exhibit B to your Election Letter for information on how to complete and submit your Election Letter and Personalized Election Form.

Corrections needed:

/ / You failed to submit a properly signed and dated complete Election Letter. Please submit a properly signed and dated Election Letter.

/ / You failed to submit a properly signed, initialed and dated Personalized Election Form. Please submit a properly signed and dated Personalized Election Form with your initials next to each grant of Current Options which you wish to exchange.

/ / You failed to initial the Current Option grants you wish to exchange on the Personalized Election Form. Please submit a properly signed and dated Personalized Election Form with your initials next to each grant of Current Options which you wish to exchange.

/ / You failed to date the Election Letter. Please submit a properly signed and dated Election Letter.

/ / You failed to sign the Election Letter. Please submit a properly signed and dated Election Letter.

/ / You failed to date the Personalized Election Form. Please submit a properly signed and dated Personalized Election Form with your initials next to each grant of Current Options which you wish to exchange.

/ / You failed to sign the Personalized Election Form. Please submit a properly signed and dated Personalized Election Form with your initials next to each grant of Current Options which you wish to exchange.

/ / You submitted both the Election Letter and Personalized Election Form and a Withdrawal of Election Form at the same time. We will treat this as a withdrawn election unless you submit a new currently dated and properly completed Election Letter and Personalized Election Form. Please submit a properly signed and dated Election Letter and a signed and dated Personalized Election Form with your initials next to each grant of Current Options which you wish to exchange.

/ / You submitted only a Withdrawal of Election Form. If you wish to participate in the Stock Option Exchange Program, you must submit a properly signed and dated Election Letter and a signed and dated Personalized Election Form with your initials next to each grant of Current Options which you wish to exchange.

Choice One expects to accept all properly completed tenders of Current Options on January 21, 2003, unless the Expiration Date is extended. As described in the Offer to Exchange, as amended, New Options are expected to be issued on the Expiration Date.

The acceptance of the Current Options for exchange and issuance of New Options continues to be subject to the terms set forth in the Offer to Exchange as amended. You may withdraw your tender of any grant of Current Options by submitting a properly completed Withdrawal of Election Form to be received by Choice One prior to the Expiration Date. You must send any Withdrawal of Election Form as described in the Withdrawal Instructions (delivery by e-mail will not be accepted).

If you have any questions, please call your Regional Human Resources Manager at
(585) 246-4231.

Sincerely,
Janet Smith
HR Analyst